UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2013

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4400 Carillon Point
Kirkland, WA  98033
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of the Company held on July 24, 2013, the Board elected the following persons as officers of the Company, each to serve until his successor is elected and qualified or until his earlier resignation or removal:

President and Chief Executive Officer – Ivan E. Braiker

Chief Operations Officer – Douglas Stovall

Chief Financial Officer and Treasurer– Thomas J. Virgin

Corporate Secretary – Todd E. Wilson

Item 5.07	Submission of Matters to Vote of Security Holders

On July 25, 2013, the Company held its 2013 annual meeting of stockholders. At the annual meeting, the following matters were voted on:

Proposal	For	Against	Abstain	Broker Non-Votes
Election of John M. Devlin, Jr. as the sole Class III Director	34,391,095	N/A	6,842,043	65,355,318
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Change the Company Name to Hipcricket, Inc.	95,569,868	2,922,353	232,579	N/A
Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2014	95,372,131	2,508,521	844,149	N/A

      All proposals submitted to shareholders were approved.

Item 8.01	Other Matters

On July 30, 2013, the Company issued a press release which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

No. 99.1	Description Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: July 30, 2013	By:	/s/ Ivan E. Braiker
Ivan E. Braiker
President and Chief Executive Officer